Exhibit 10.1

Execution Copy

FIRST AMENDMENT TO NOTE AND SECURITY AGREEMENTS

This Amendment to Note, dated as of December 22, 2009 (this “Amendment”), is entered into by and among API TECHNOLOGIES CORP., a Delaware corporation (“Company”) f/k/a API Nanotronics Corp., ICARUS INVESTMENT CORPORATION, as a Holder and as Collateral Agent, the holders of the several notes, dated as of June 23, 2009, issued by Company (each a “Holder” and collectively the “Holders”) and the subsidiaries of Company party to the Security Agreements.

BACKGROUND

A. The Holders made a loan to Company in an aggregate principal amount of Three Million Six Hundred Fifty Thousand dollars ($3,650,000) (the “Loan”). The Loan is evidenced, governed and secured by (i) those certain Secured Convertible Promissory Notes, each dated as of June 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”), by Company in favor of the respective Holders, (ii) that certain Security Agreement, dated as of June 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “US Security Agreement”), by and among Company, API Cryptek, Inc., National Hybrid, Inc., Keytronics, Inc., Filtran Inc., Pace Technology, Inc., API Nanofabrication and Research Corporation, API Electronics Inc., TM Systems II, Inc., and the Collateral Agent, (iii) that certain General Security Agreement, dated as of June 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Filtran Security Agreement”), by and between Filtran Limited and Collateral Agent, (iv) that certain General Security Agreement, dated as of July 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Emcon Security Agreement” and together with the Filtran Security Agreement, the “Canadian Security Agreements”; the Canadian Security Agreements and the US Security Agreement collectively constituting the “Security Agreements”; the Security Agreements and the Notes collectively constituting the “Note Documents”), by and among Emcon2007 Holdco Inc., Emcon Emanation Control Ltd. and the Collateral Agent.

B. Company and certain of its subsidiaries are contemplating (i) incurring additional indebtedness to finance acquisitions or to provide for general working capital needs and (ii) granting liens on their respective assets to secure any such additional indebtedness.

C. Company wishes to amend the Notes and Security Agreements to permit the incurrence of such additional indebtedness and the granting of liens on the assets of Company and its subsidiaries.

D. Each Holder and the Collateral Agent are willing and have agreed to permit the incurrence of such additional indebtedness and the granting of such liens.

AGREEMENT

In consideration of the premises and the mutual agreements contained in this Amendment, the parties agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein as defined terms shall have the meanings given to them in the applicable Note Documents.

2. Amendment to Notes. Each Note is hereby amended as follows (such amendments to be effective as of the date of this Amendment):

(a) Section 8.1 is deleted in its entirety and replaced by the following:

“8.1 Obtain or incur any indebtedness or other monetary obligations that are senior to or on parity with the Note other than Permitted Senior Debt.”

(b) Section 8.2 is deleted in its entirety and replaced by the following:

“8.2 Allow, suffer or cause to exist any lien, claim, security interest or encumbrance on the Company’s property or assets other than Permitted Liens (as defined in the US Security Agreement).”

(c) The following is added as Sections 8.3, 8.4 and 8.5:

“8.3 ‘Permitted Senior Debt’ shall mean any and all debt or other monetary obligations incurred by the Company or any of its subsidiaries in connection with (i) any line of credit or other working capital facility or (ii) any acquisition of the stock or assets of another individual or entity, together with, in each case, (x) any refinancings thereof and (y) any guarantees thereof or other contingent obligations relating thereto.

8.4 ‘US Security Agreement’ shall mean that certain Security Agreement, dated as of June 23, 2009, by and among Collateral Agent and the pledging parties from time to time party thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

8.5 ‘Canadian Security Agreements’ shall mean each of (a) that certain General Security Agreement, dated as of June 23, 2009, by and among Collateral Agent and the pledging parties from time to time party thereto and (b) that certain General Security Agreement, dated as of July 7, 2009, by and among Collateral Agent and the pledging parties from time to time party thereto, in each case, as such agreements may be amended, restated, supplemented (including by entry into separate security agreements pursuant to the terms thereof) or otherwise modified from time to time.”

(d) Section 11 is amended by (i) deleting the phrase “a Security Agreement (the ‘Security Agreement’) dated the date hereof among Holder and the Company and the Subsidiaries” in the first sentence thereof and replacing it with the phrase “one or more security agreements (as amended, restated, supplemented or otherwise modified from time to time, the ‘Security Agreements’) among the Collateral Agent, the Company and/or certain subsidiaries of the Company” and (ii) deleting “Security Agreement” in the second sentence thereof and replacing it with “Security Agreements”.

3. Amendment to US Security Agreement. The definition of “Permitted Liens” found in Section 17(c) of the US Security Agreement is amended by (a) deleting the word “and” immediately preceding the phrase “(xii) leases or subleases granted to others”, and (b) inserting the following clause immediately after the phrase “or any interest or title of a lessor under any lease”:

“and (xiii) any liens created or granted in connection with any Permitted Senior Debt”.

4. Amendment to Canadian Security Agreements. The Canadian Security Agreement is hereby amended as follows (such amendments to be effective as of the date of this Amendment):

(a) Section 1.2 is amended by deleting such section in its entirety and replacing it with the following:

“1.2 Terms Incorporated by Reference – Unless stated otherwise, terms not defined in this Agreement, but defined in the Act or the Notes and used in this Agreement shall have the same meanings as in the Act or Notes, as applicable.”

(b) The definition of “Permitted Encumbrances” found in Section 1.1(d) of each Canadian Security Agreement is amended by (a) deleting the period at the end of clause (xii) thereof and replacing it with “; and” and (b) inserting the following clause after clause (xii):

“(xiii) any liens created or granted in connection with any Permitted Senior Debt.”

5. Agreement among Holders and Collateral Agent. Notwithstanding anything to the contrary in that certain Intercreditor and Collateral Agency Agreement, dated as of June 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Intercreditor Agreement”), the Holders and Collateral Agent hereby agree that Collateral Agent shall have the power and authority to enter into, on its own behalf and on behalf of the Holders, one or more subordination and/or intercreditor agreements (each, as amended, restated, supplemented or otherwise modified from time to time, a “Permitted Senior Debt Subordination Agreement”) with the lenders of Permitted Senior Debt or their agents or representatives, under which the Collateral Agent may subordinate the liens granted to the Collateral Agent for the benefit of the Holders to Permitted Liens or Permitted Encumbrances created or granted to secure Permitted Senior Debt or otherwise and agree to restrict or limit the rights of the Collateral Agent, on behalf of the Holders, to exercise remedies under the Notes and Collateral Documents while any such Permitted Senior Debt is outstanding. Each Holder agrees that, upon request by the Collateral Agent, it shall execute or acknowledge in writing its agreement to be bound by any such Permitted Senior Debt Subordination Agreement. Upon the Collateral Agent’s entering into any Permitted Senior Debt Subordination Agreement, each Holder shall be bound by such Permitted Senior Debt Subordination Agreement as if it were a party thereto, and each Holder agrees that it shall not, by itself or in cooperation with any other person or entity, challenge the validity of or seek in any way to avoid the requirements of any such Permitted Senior Debt Subordination Agreement. The Collateral Agent shall not be required to take any action requested by one or more Holders (including “Requisite Lenders” (as defined in the Intercreditor Agreement) or all Holders) if, in the Collateral Agent’s sole judgment, any such action would not be permitted under any Permitted Senior Debt Subordination Agreement then in effect.

6. Additional Covenant. Company hereby agrees that on or before December 31, 2009, it shall issue to each Holder its Pro Rata Share of 250,000 warrants of the Company with an exercise price equal to the closing price of the Company’s shares on the OTC Bulletin Board as of the date hereof. If the number of warrants resulting from such calculation is not a whole number, the number of warrants shall be rounded down to the nearest whole number. Each Holder’s “Pro Rata Share” shall be equal to the result, expressed as a percentage, of (a) the aggregate outstanding principal amount of such Holder’s Note divided by (b) the aggregate outstanding principal amount of all Notes. The expiration date of the warrants shall be the maturity date of the Notes. Company and each Holder hereby agree that noncompliance with this covenant shall constitute an Event of Default under the Notes.

7. Conditions Precedent. This Amendment shall become effective upon the execution and delivery of this Amendment by the Holders, Collateral Agent, Company and the subsidiaries of Company party to a Security Agreement.

8. Counterparts. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signature shall be treated as original signatures for all purposes under this Amendment.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to choice of law principles of such State.

10. Headings. The headings of the various paragraphs in this Amendment are for convenience of reference only and shall not be deemed to modify or restrict the terms or provisions hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

API TECHNOLOGIES CORP.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

API CRYPTEK, INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

NATIONAL HYBRID, INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

KEYTRONICS, INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

FILTRAN INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

PACE TECHNOLOGY, INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

API NANOFABRICATION AND RESEARCH CORPORATION

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

API ELECTRONICS INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

TM SYSTEMS II, INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

FILTRAN LIMITED

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

EMCON2007 HOLDCO INC.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

EMCON EMANATION CONTROL LTD.

By:	/s/ Phillip DeZwirek
Name:	Phillip DeZwirek
Title:

ICARUS INVESTMENT CORPORATION, as Collateral Agent and a Holder

By:	/s/ Jason DeZwirek
Name:	Jason DeZwirek
Title: